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                                                                                              Exhibit 99.01

                                                       SCHEDULE E


                                           Hyperion Telecommunications, Inc.


                                    Form of Financial Information and Operating Data
                            of the Subsidiaries and the Joint Ventures Presented by Cluster


Data presented for the quarter ended:                12/31/97


Unaudited                                                                                      ***
                                        North East     Mid-Atlantic       Mid-South      Other Networks        Total

FINANCIAL DATA (dollars in thousands):

Total Revenue                        $       2,385.2   $         2,377.6   $          503.9   $         2,379.9   $       7,646.6
Total Capital Expenditures           $       9,592.7   $        15,330.1   $       20,053.7   $         2,359.0   $      47,335.5
Total EBITDA                         $         138.3   $        (2,320.8)  $       (1,305.7)  $           765.5   $      (2,722.7)

Gross PP&E                           $      71,613.2   $       132,251.1   $       67,377.0   $        80,165.7   $     351,407.0

Proportional Revenue *               $       1,951.1   $         1,084.0   $          363.9   $           621.2   $       4,020.2
Proportional Capital Expenditures*   $       7,871.1   $         7,884.8   $       10,672.9   $           156.1   $      26,584.9
Proportional EBITDA *                $         201.0   $        (1,296.2)  $         (879.2)  $           254.2   $      (1,720.2)

Proportional Gross PP&E *            $      51,376.3   $        60,250.4   $       43,006.0   $        53,622.4   $     208,255.1

STATISTICAL DATA
Increase for December 31, 1997

Networks in Operation                              0                   0                  3                   0                 3
Route Miles                                      369                  37                355                   4               765
Fiber Miles                                    9,989               1,801             17,066                 144            29,000
Buildings connected                                9                  58                 61                   3               131
LEC-COs collocated **                             --                  --                  3                  --                 3
Voice Grade Equivalent Circuits               39,648             188,664             12,936              29,304           270,552
Access Lines Sold                              1,628               9,667              2,570                 593            14,458
Access Lines Installed                         1,139               3,377              1,043                 661             6,220

As of September 30, 1997:

Networks in Operation                              3                   7                  3                   2                15
Route Miles                                      916               1,293                579                 773             3,561
Fiber Miles                                   43,958              62,057             27,778              37,152           170,945
Buildings connected                              325                 518                455                 347             1,645
LEC-COs collocated **                             12                  59                 18                  16               105
Voice Grade Equivalent Circuits              116,256             178,896             67,080             158,496           520,728
Access Lines Sold                              4,426               5,375              1,874               2,653            14,328
Access Lines Installed                         1,584               1,435                256               2,225             5,500

As of December 31, 1997:

Networks in Operation                              3                 7                    6                   2                18
Route Miles                                    1,285             1,330                  934                 777             4,326
Fiber Miles                                   53,947            63,858               44,844              37,296           199,945
Buildings connected                              334               576                  516                 350             1,776
LEC-COs collocated **                             12                59                   21                  16               108
Voice Grade Equivalent Circuits              155,904           367,560               80,016             187,800           791,280
Access Lines Sold                              6,054            15,042                4,444               3,246            28,786
Access Lines Installed                         2,723             4,812                1,299               2,886            11,720


*  Represents portion  attributable to the Company.
**  Local Exchange Carrier's central office
*** Other Network amounts includes Network Control Centers and Corporate Capital Expenditures
      and Gross Property, Plant and Equipment

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